                                                          Exhibit No. EX-99.d.21

                         FORM OF SUB-ADVISORY AGREEMENT

     AGREEMENT  made as of the  _____day of  ___________,  2007,  by and between
AssetMark Investment Services, Inc., a California corporation ("AssetMark"), and
Research  Affiliates,  LLC, a California  limited liability  company  ("Research
Affiliates").

     WHEREAS,  AssetMark  and  Research  Affiliates  are  registered  investment advisers  under the  Investment  Advisers Act of 1940, as amended (the "Advisers
Act"), and engage in the business of providing investment advisory services.

     WHEREAS, AssetMark has been retained to act as investment adviser to manage the  assets of  AssetMark  Funds  (the  "Trust"),  a  Delaware  statutory  trust registered  with the U.S.  Securities and Exchange  Commission (the "SEC") as an
open-end management investment company under the Investment Company Act of 1940, as amended  (the "1940  Act"),  pursuant  to an  Investment  Advisory  Agreement originally dated October 20, 2006 (the "Advisory Agreement"). The Trust consists of separate series of shares, with each having its own investment objectives and policies, and is authorized to create additional series in the future.

     WHEREAS,   the  Advisory  Agreement  permits  AssetMark,   subject  to  the
supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act.

     WHEREAS,  Research  Affiliates  has  developed  and may continue to develop proprietary  securities  indexes  created and weighted based on accounting  data
(including but not limited to total income,  book equity value,  total sales and gross dividends) of the underlying  companies issuing the securities,  which are known as Research Affiliates' Fundamental Index(TM) ("RAFI(TM)") indexes.

     WHEREAS,   AssetMark  desires  to  retain  Research  Affiliates  to  assist
AssetMark in the provision of a continuous investment program for one or more of the  Trust's  series  (each a "Fund")  which  will be managed  according  to the
RAFI(TM) approach,  and Research  Affiliates is willing to render such services, subject to the terms and  conditions  set forth in this  Agreement.  The parties recognize that a separate sub-advisor,  as opposed to Research Affiliates,  will be hired by AssetMark to be responsible for implementing  the Funds'  investment strategy and effecting related securities transactions.

     WHEREAS,  Research Affiliates  possesses  confidential and proprietary data
and  technical   information   relating  to  the  systems,   devices,   methods,
information,  results,  data, materials,  or technology embodied in its RAFI(TM)
approach  to index and  portfolio  construction.  One  version  of the  RAFI(TM)
approach is directed to standard or passive indexes which AssetMark  understands and agrees that Research  Affiliates has granted to FTSE  International  Limited
("FTSE")  a  world-wide  exclusive  license to  calculate  and  publish  passive
RAFI(TM) indexes,  subject to Research Affiliates retaining the right to use and to license RAFI(TM) for active or enhanced investment strategies.  The AssetMark
Fundamental Index Funds are structured to seek to invest in companies within the
enhanced  versions  of  RAFI(TM),   as  further  described  in  the  Preliminary
Prospectus for the AssetMark  Fundamental  Index Funds filed with the Securities and Exchange Commission on January 31, 2007.

     WHEREAS,  Research Affiliates is the owner of certain intellectual property rights directed to the RAFI(TM) approach.

     WHEREAS,  Research  Affiliates  and AssetMark both desire to have AssetMark incorporate  the  enhanced  version  of the  RAFI(TM)  approach  in  AssetMark's creation  and  management  of  fundamental  index  funds  (each  such  Fund is a
"RAFI(TM) Portfolio" and, collectively, the "RAFI Portfolios").

     WHEREAS,  AssetMark  desires  to  acquire  from  Research  Affiliates,  and
Research   Affiliates  desires  to  grant  to  AssetMark,   rights  to  Research
Affiliates' enhanced version of the RAFI(TM) approach.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.

     AssetMark hereby appoints Research  Affiliates to act as investment adviser for and to provide  investment  advice  regarding the management of the RAFI(TM)
Portfolios, subject to the supervision of AssetMark and the Board of Trustees of the Trust, and subject to the terms of this Agreement;  and Research  Affiliates hereby accepts such appointment.  In such capacity, Research Affiliates shall be responsible  for providing  investment  advice  regarding the  management of the
RAFI(TM) Portfolios consistent with the RAFI(TM) approach and the Funds' related investment policies,  all as described in the Funds' prospectus and statement of additional  information  as currently in effect and as amended from time to time
(collectively  referred to as the "Prospectus"),  which advice shall include the provision of information regarding target portfolio structure,  growth and value characteristics  of the  securities  within  the  relevant  indices,  and advice regarding the minimization of index tracking error.  Research  Affiliates agrees to exercise  the same degree of skill,  care and  diligence  in  performing  its services  under this  Agreement as Research  Affiliates  exercises in performing advisory  services with respect to other  fiduciary  accounts for which Research
Affiliates has  investment  responsibilities,  and that a prudent  manager would exercise under the circumstances.

     2. Duties of Research Affiliates.

          (a) Investments. Research Affiliates is hereby authorized and directed and hereby agrees,  subject to the stated investment  objectives,  policies and  restrictions  of each Fund as set forth in such Fund's  Prospectus and subject to the  directions  of AssetMark and the Trust's Board of Trustees, to provide investment advice and guidance  necessary for AssetMark,  or any duly appointed sub-advisor,  to purchase, hold and sell investments for the
     RAFI(TM)   Portfolios  and  Research  Affiliates  agrees  to  monitor  such investments on a continuous  basis. In providing  these services,  Research
     Affiliates  will provide advice  necessary to conduct an ongoing program of investment,  evaluation and, if appropriate,  sale and  reinvestment of the
     RAFI(TM)   Portfolio's   assets.   AssetMark  agrees  to  provide  Research
     Affiliates information concerning: (i) each Fund; (ii) its assets available or to become available for investment; and (iii) the conditions of a Fund's or the Trust's affairs as relevant to Research Affiliates.

          (b)  Compliance  with  Applicable   Laws,   Governing   Documents  and
     Compliance  Procedures.  In the  performance of its duties and  obligations under  this  Agreement,  Research  Affiliates  shall,  with  respect to the services to be performed  hereunder  (i) act in  conformity  with:  (A) the
     Trust's Agreement and Declaration of Trust (the "Declaration of Trust") and
     By-Laws; (B) the Prospectus; (C) the policies and procedures for compliance by the Trust with the Federal  Securities  Laws (as that term is defined in
     Rule 38a-1 under the 1940 Act) provided to Research  Affiliates  (together, the "Trust Compliance Procedures"); and (D) the instructions and directions received in writing from  AssetMark or the Trustees of the Trust;  and (ii)
     conform to, and comply with, the requirements of the 1940 Act, the Advisers
     Act,  and all  other  federal  laws  applicable  to  registered  investment companies' and Research Affiliates' duties under this Agreement.  AssetMark will provide  Research  Affiliates  with any materials or information  that
     Research  Affiliates  may  reasonably  request to enable it to perform  its duties and obligations under this Agreement.

          AssetMark will provide  Research  Affiliates with reasonable (30 days)
     advance  notice,  in  writing,  of: (i) any  change in a Fund's  investment objectives, policies and restrictions as stated in the Prospectus; (ii) any change to the  Declaration  of Trust or  By-Laws;  and  (iii) any  material change in the Trust Compliance Procedures;  and Research Affiliates, in the
     performance  of its duties and  obligations  under  this  Agreement,  shall
     provide   investment   advice  with  regard  to  the  RAFI(TM)   Portfolios
     consistently with such changes,  provided Research  Affiliates has received such prior  notice of the  effectiveness  of such changes from the Trust or
     AssetMark. In addition to such notice,  AssetMark shall provide to Research
     Affiliates a copy of a modified  Prospectus and copies of the revised Trust
     Compliance  Procedures,  as applicable,  reflecting such changes.  Research
     Affiliates  hereby  agrees to provide to AssetMark in a timely  manner,  in
     writing,   such  information   relating  to  Research  Affiliates  and  its
     relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in the Trust's registration statement on Form N-1A, or otherwise as reasonably requested by AssetMark.

          In order to assist the Trust and the Trust's Chief Compliance  Officer
     (the "Trust CCO") to satisfy the requirements contained in Rule 38a-1 under the 1940 Act,  Research  Affiliates  shall  provide to the Trust  CCO:  (i)
     direct access to Research  Affiliates'  chief compliance  officer and/or an
     appropriate   designee  (the  "Research  Affiliates  CCO"),  as  reasonably requested  by the  Trust  CCO;  (ii) a  completed  quarterly  informational
     questionnaire   regarding  Research  Affiliates'   compliance  program  and
     participation  in a quarterly  telephone call with the Trust CCO to discuss the responses on the questionnaire; (iii) quarterly reports confirming that
     Research  Affiliates has complied with the Trust  Compliance  Procedures in managing the RAFI(TM) Portfolios; and (iv) quarterly certifications whether there were any Material Compliance Matters (as that term is defined by Rule
     38a-1(e)(2))  that arose under the Trust Compliance  Procedures  related to
     Research Affiliates' management of the RAFI(TM) Portfolio.

          (c) Research Affiliates  Compliance Policies and Procedures.  Research
     Affiliates  shall  promptly  provide  the Trust  CCO with  copies  of:  (i)
     Research  Affiliates'  policies and  procedures  for compliance by Research
     Affiliates  with the  Federal  Securities  Laws  (together,  the  "Research
     Affiliates  Compliance  Procedures"),  and (ii)  any  material  changes  to
     Research  Affiliates  Compliance  Procedures.   Research  Affiliates  shall
     cooperate  fully  with the Trust CCO so as to  facilitate  the Trust  CCO's performance of the Trust CCO's responsibilities under Rule 38a-1 to review, evaluate  and report to the Trust's  Board of Trustees on the  operation of
     Research Affiliates Compliance Procedures, and shall promptly report to the
     Trust CCO any Material  Compliance Matter arising under Research Affiliates
     Compliance   Procedures   involving  the  RAFI(TM)   Portfolios.   Research
     Affiliates shall provide to the Trust CCO: (i) quarterly reports confirming
     Research  Affiliates'   compliance  with  Research  Affiliates   Compliance
     Procedures  in managing , the RAFI(TM)  Portfolio  and (ii)  certifications
     that  there  were  no  Material   Compliance   Matters  involving  Research
     Affiliates that arose under Research Affiliates  Compliance Procedures that affected the RAFI(TM)  Portfolios.  At least annually,  Research Affiliates shall provide a certification  to the Trust CCO to the effect that Research
     Affiliates has in place and has  implemented  policies and procedures  that are reasonably  designed to ensure  compliance by Research  Affiliates with the Federal Securities Laws.

          (d) Voting of Proxies. Unless otherwise instructed by AssetMark or the
     Trust,  Research  Affiliates  shall  not  have  the  power,  discretion  or responsibility to vote, either in person or by proxy, securities in which a
     Fund may be invested  from time to time,  and shall not be required to seek instructions from AssetMark, the Trust or a Fund.

          (e) Agent.  Subject to any other written  instructions of AssetMark or the Trust,  Research  Affiliates is hereby  appointed  AssetMark's  and the
     Trust's   agent  and   attorney-in-fact   for  the   limited   purposes  of
     communicating investment advice regarding the Funds to AssetMark or, at the direction of AssetMark,  to any sub-advisor,  broker, dealer,  counterparty and  other  person  in  connection  with  the  management  of the  RAFI(TM)
     Portfolios.

          (f)  Brokerage.  Research  Affiliates  will  not  have  discretion  or authority to place orders for securities  transactions  for a Fund pursuant to Research  Affiliates'  investment advice relating to the Fund.  Instead,
     AssetMark or a separate sub-advisor will exercise such brokerage discretion and will perform the brokerage and trading activity  necessary to implement the  Fund's  investment  strategy.  Research  Affiliates  will use its best efforts to  cooperate  with  AssetMark or other  sub-advisor  in support of their  efforts to  implement  the  Fund's  investment  strategy,  including engaging in  discussions,  as  appropriate,  regarding the  investment  and reinvestment of the assets in the Fund's  portfolio and the related trading strategies.

          Research  Affiliates  acknowledges  that brokers or dealers may not be compensated  for any  promotion  or sale of Fund shares by directing to the broker or dealer:  (i)  portfolio  securities  transactions  on behalf of a
     Fund;  or  (ii)  any  remuneration,   including  but  not  limited  to  any
     commission,  mark-up,  mark-down or other fee (or portion thereof) received or to be received from such  portfolio  transactions  effected  through any
     other  broker  (including  a  government   securities   broker)  or  dealer
     (including  a  municipal  securities  dealer  or  a  government  securities dealer).

          (g) Confidentiality.

          Research  Affiliates  hereby  represents  that it  shall  prevent  the disclosure  by it, its  employees  or its agents of the  Trust's  portfolio holdings  to any  person  or  entity  other  than  AssetMark,  the  Trust's custodian or other persons expressly  designated by AssetMark.  The parties recognize,  however, that Research Affiliates may provide information about securities  within its proprietary  indices to various third parties in the normal course of its business operations.

          With respect to each RAFI Portfolio for which it serves as sub-adviser under this agreement,  Research Affiliates agrees that it shall not consult with  any  sub-adviser  of  another  AssetMark  Fund  regarding  securities transactions of such RAFI Portfolio.

          (h) Code of Ethics.  Research Affiliates hereby represents that it has adopted  policies  and  procedures  and a code  of  ethics  that  meet  the requirements  of Rule 17j-1  under the 1940 Act and Rule  204A-1  under the
     Advisers Act. Copies of such policies and procedures and code of ethics and any changes or supplements  thereto shall be delivered to AssetMark and the
     Trust.  Any material  violation of such policies and procedures and code of ethics by  personnel  of  Research  Affiliates,  the  sanctions  imposed in response thereto, and any issues arising under such policies and procedures and code of ethics  shall be  reported  to  AssetMark  and the Trust at the times and in the format reasonably  requested by AssetMark and the Board of
     Trustees.

          (i) Books and Records.  Research  Affiliates  shall maintain  separate detailed records of all matters pertaining to the Fund, including,  without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved  pursuant to the provisions of Rule  31a-1  and  Rule  31a-2  promulgated  under  the 1940 Act that are prepared or  maintained  by Research  Affiliates on behalf of the Trust are the  property  of the Trust and will be  surrendered  promptly to the Trust upon  request.  Research  Affiliates  further  agrees to  preserve  for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

          (j)  Information  Concerning  the  RAFI(TM)  Portfolios  and  Research
     Affiliates. From time to time as AssetMark, any sub-advisors or consultants designated by AssetMark or the Trust may request,  Research Affiliates will furnish the  requesting  party reports on the RAFI(TM)  Portfolios,  all in such detail as AssetMark,  its  consultant(s)  or the Trust may  reasonably request.  Research  Affiliates  will  provide  AssetMark  with  information
     (including  information that is required to be disclosed in the Prospectus)
     with  respect  to the  portfolio  managers  responsible  for  the  RAFI(TM)
     Portfolios,  any  changes in the  portfolio  managers  responsible  for the
     RAFI(TM) Portfolios, any material changes in the ownership or management of
     Research  Affiliates,  or  material  changes  in the  control  of  Research
     Affiliates.  Research  Affiliates  will  promptly  notify  AssetMark of any pending investigation,  material litigation,  administrative  proceeding or any other significant regulatory inquiry. Upon reasonable request, Research
     Affiliates  will make available its officers and employees to meet with the
     Trust's Board of Trustees to review the RAFI(TM) Portfolios.

          (k) Valuation of the RAFI(TM)  Portfolios.  Research Affiliates agrees to monitor the RAFI(TM)  Portfolios and to notify AssetMark or its designee on any day that Research Affiliates determines that a significant event has occurred  with  respect  to one or more  securities  held in .the  RAFI(TM)
     Portfolio.  As requested by AssetMark or the Trust's  Valuation  Committee,
     Research  Affiliates hereby agrees to provide additional  assistance to the
     Valuation Committee of the Trust,  AssetMark and the Trust's pricing agents in valuing the Fund  portfolio as it relates to RAFI(TM).  Such  assistance may include  fair value  pricing of portfolio  securities,  as requested by
     AssetMark.  Research  Affiliates  agrees that it will act, at all times, in accordance with the Trust's  procedures for valuing  portfolio  securities, and will provide such certifications or sub-certifications  relating to its compliance with the Trust's procedures for valuing portfolio  securities as reasonably may be requested, from time to time, by AssetMark or the Trust.

          Research Affiliates also will provide such information or perform such additional  acts as are  customarily  performed by a sub-advisor and may be
     required  for  a  Fund  or  AssetMark  to  comply  with  their   respective
     obligations under applicable  federal securities laws,  including,  without limitation,  the 1940 Act, the Advisers  Act, the 1934 Act, the  Securities
     Act of 1933,  as  amended  (the  "1933  Act")  and any  rule or  regulation thereunder.

          (l) Historical Performance  Information.  To the extent agreed upon by the parties,  Research  Affiliates  will provide the Trust with  historical performance  information on similarly managed  investment  companies or for other  accounts  to be  included  in the  Prospectus  or for any other uses permitted by applicable law.

          (m)  Regulatory  Examinations.   Research  Affiliates  will  cooperate
     promptly  and  fully  with  AssetMark  and/or  Trust in  responding  to any regulatory or compliance examinations or inspections (including information requests)  relating  to the  Trust,  a Fund  or  AssetMark  brought  by any governmental  or regulatory  authorities  having  appropriate  jurisdiction
     (including, but not limited to, the SEC).

     3. Definitions. As used in this Agreement:

          (a)  "Territory"  shall mean the United States,  its  territories  and possessions.

          (b) "Know How"  shall mean  Research  Affiliates'  present  and future
     specialized,   novel,  and  unique   techniques,   inventions,   practices,
     knowledge,   trade  secrets,  skill,  experience,   and  other  proprietary
     information related to the enhanced version of the RAFI(TM) approach.

          (c) "Field of Use" shall mean the five series of the Trust  designated as AssetMark  Fundamental  Index(TM) Funds, as described in the Preliminary
     Prospectus  filed with the Securities and Exchange  Commission by AssetMark on January 31, 2007.

     4. License Grant.

          (a) Research  Affiliates  grants to AssetMark a non-exclusive  license under the Know How,  within the Field of Use, to use the RAFI(TM)  approach in accordance  with the terms of this  Agreement.  AssetMark shall not have the right to grant further  sub-licenses or assign or otherwise transfer to third  parties,  either  directly  or  indirectly,  any part of the  rights
     granted   hereunder  without  the  express  written  approval  of  Research
     Affiliates,  which  approval  shall  be at  Research  Affiliates  sole  and exclusive  discretion.  The  parties  hereto  acknowledge  and  agree  that
     AssetMark's use of Russell Implementation  Services, Inc. as sub-advisor to implement the  investment  strategy for the RAFI(TM)  Portfolios  (or other sub-advisor  reasonably  acceptable  to the parties)  shall not violate the provisions  of this  restriction.  Any attempt by AssetMark to violate this restriction  shall  subject  this  Agreement to  immediate  termination  by
     Research Affiliates.

          (b)  AssetMark  acknowledges  that the rights  granted  hereunder  are non-exclusive  and that  Research  Affiliates  shall  retain  the  right to license  versions of the  RAFI(TM)  approach  to third  parties at its sole discretion.

     5.  Independent  Contractor.  In the  performance of its duties  hereunder,
Research  Affiliates  is and shall be an  independent  contractor,  and,  unless otherwise  expressly provided herein or otherwise  authorized in writing,  shall have no authority to act for or represent a Fund,  the Trust or AssetMark in any way or otherwise be deemed an agent of a Fund, the Trust or AssetMark.

     6.  Services to Other  Clients.  Other than as  described  herein,  nothing herein  contained  shall  limit  the  freedom  of  Research  Affiliates  or  any affiliated  person  or  entity  of  Research  Affiliates  to  render  investment advisory,  supervisory and other services to other investment companies,  to act as  investment  adviser  or  investment  counselor  to other  persons,  firms or corporations,  or to engage in other business activities.  It is understood that
Research  Affiliates  may give advice and take action for its other clients that may differ from advice  given,  or the timing or nature of action  taken,  for a
Fund.

     7. Expenses.  During the term of this Agreement,  Research  Affiliates will pay all expenses  incurred by it in connection  with its  activities  under this
Agreement other than the costs of securities,  commodities and other investments
(including  brokerage   commissions  and  other  transaction  charges,  if  any)
purchased or otherwise  acquired,  or sold or otherwise  disposed of for a Fund.
Research Affiliates,  at its sole expense, shall employ or associate itself with such persons as it believes to be particularly fit to assist it in the execution of its duties under this Agreement.  The Trust or AssetMark, as the case may be, shall  reimburse  Research  Affiliates  for any  expenses  as may be  reasonably incurred  by Research  Affiliates,  at the request of and on behalf of a Fund or
AssetMark.  Research Affiliates shall keep and supply to the Trust and AssetMark reasonable records of all such expenses.

     8.  Compensation.  For the services  provided and the expenses assumed with respect  to a Fund  pursuant  to this  Agreement,  Research  Affiliates  will be entitled  to the fees  listed  for the  Funds on  Exhibit  A.  Such fees will be computed  daily and payable in arrears no later than the seventh (7th)  business day  following  the end of each  month,  from the Trust on behalf of the  Funds, calculated at an annual rate based on the RAFI(TM) Portfolio's average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     9.  Representations  and  Warranties  of  Research   Affiliates.   Research
Affiliates represents and warrants to AssetMark and the Trust as follows:

          (a) Research  Affiliates is registered as an investment  adviser under the Advisers Act.

          (b) Research  Affiliates is a limited liability company duly organized and validly  existing under the laws of the state of  California,  with the power to own and possess its assets and carry on its  business as it is now being conducted.

          (c) The execution,  delivery and performance by Research Affiliates of this Agreement are within  Research  Affiliates'  powers and have been duly authorized by all necessary  action,  and no action by or in respect of, or filing with, any governmental  body,  agency or official is required on the part of Research Affiliates for the execution,  delivery and performance by
     Research  Affiliates of this  Agreement,  and the  execution,  delivery and performance  by Research  Affiliates of this Agreement do not contravene or constitute a default  under:  (i) any provision of applicable  law, rule or regulation;  (ii) Research Affiliates' governing instruments;  or (iii) any agreement,  judgment, injunction, order, decree or other instrument binding upon Research Affiliates.

          (d) The Form ADV Part II of Research Affiliates previously provided to
     AssetMark  is a true and  complete  copy of the  form  and the  information contained  therein is accurate and  complete in all  material  respects and does not omit to state any  material  fact  necessary  in order to make the statements  in light of the  circumstances  under which they are made,  not misleading.  Research  Affiliates will promptly  provide  AssetMark and the
     Trust with a complete  copy of all  subsequent  amendments  to its Form ADV
     Part II when requested by AssetMark.

          (e) Research Affiliates represents and warrants that it has the entire right,  title,  and interest in and to the Know How with full  authority to grant the license to AssetMark provided in Section 4 of this Agreement.

          (f) Research Affiliates  represents and warrants that its grant of the license under Section 4 of this Agreement shall not impinge upon the rights of any third party.  Further,  Research Affiliates  represents and warrants that has not  granted,  nor shall it grant,  any rights to any third  party that would  impinge in any way on the license  granted to  AssetMark  under
     Section 4 of this Agreement.

     10. Obligations of Research Affiliates.

          (a) Research Affiliates shall communicate to AssetMark within ten (10)
     days, after Research  Affiliates has adopted them, all material changes and
     improvements   made   to  the   then-current   enhanced   version   of  the
     RAFI(TM) approach.

          (b) During the term of this Agreement,  Research  Affiliates agrees to
     provide  AssetMark,   upon  request  by  AssetMark,   reasonable  technical
     assistance and advice as to the enhanced version of the RAFI(TM)  approach, which shall not be unreasonably requested by AssetMark.

     11.  Representations and Warranties of AssetMark.  AssetMark represents and warrants to Research Affiliates and the Trust as follows:

          (a)  AssetMark  is  registered  as an  investment  adviser  under  the
     Advisers Act;

          (b) AssetMark is a  corporation  duly  organized and validly  existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The  execution,  delivery  and  performance  by  AssetMark of this
     Agreement are within  AssetMark's  powers and have been duly  authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or official is required on the part of AssetMark for the  execution,  delivery and performance by AssetMark of this Agreement, and the execution, delivery and  performance  by  AssetMark  of this  Agreement  do not  contravene  or constitute a default  under:  (i) any provision of applicable  law, rule or regulation; (ii) AssetMark's governing instruments; or (iii) any agreement, judgment,  injunction,  order,  decree  or other  instrument  binding  upon
     AssetMark;

          (d)  AssetMark  acknowledges  that  it  received  a copy  of  Research
     Affiliates' Form ADV Part II prior to the execution of this Agreement;

          (e)  AssetMark  and the Trust  have  duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust  authorized  AssetMark to enter into this Agreement; and

          (f) AssetMark and the Trust have policies and  procedures  designed to detect and deter disruptive trading  practices,  including "market timing,"
     and  AssetMark  and the Trust each agree that they will continue to enforce and abide by such  policies and  procedures,  as amended from time to time, and comply with all existing and future laws relating to such matters or to the purchase and sale of interests in the Funds generally.

     12. Survival of Representations and Warranties; Duty to Update Information.
All  representations  and warranties  made by Research  Affiliates and AssetMark pursuant to Sections 9 and 11, respectively, of this Agreement shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     13. Liability and Indemnification.

          (a) Liability.  The duties of Research Affiliates shall be confined to those expressly set forth herein, with respect to the RAFI(TM)  Portfolios.
     Research  Affiliates  shall not be liable for any loss  arising  out of any portfolio investment or disposition hereunder, except a loss resulting from willful  misfeasance,  bad faith or gross  negligence in the performance of its  duties,  or by reason of reckless  disregard  of its  obligations  and duties  hereunder,  except as may otherwise be provided under provisions of applicable state law that cannot be waived or modified hereby.

          (b)  Indemnification.  Research Affiliates shall indemnify  AssetMark, the Trust and each Fund, and their  respective  affiliates and  controlling persons (the "Research Affiliates  Indemnified  Persons") for any liability and expenses,  which  AssetMark,  the Trust or a Fund and their  respective affiliates  and  controlling  persons  may  sustain  as a direct  result of
     Research  Affiliates' willful  misfeasance,  bad faith, gross negligence or reckless  disregard  of  its  duties  hereunder;  provided,  however,  that
     Research  Affiliates  Indemnified  Persons shall not be indemnified for any liability or expenses  which may be  sustained  as a result of  AssetMark's willful  misfeasance,  bad faith,  negligence or reckless disregard of it's duties hereunder.

     AssetMark  shall  indemnify  Research  Affiliates,  its  affiliates and its
     controlling  persons  (the  "AssetMark  Indemnified   Persons"),   for  any
     liability and  expenses,  howsoever  arising  from, or in connection  with,
     AssetMark's breach of this Agreement, or its representations and warranties herein, or as a result of AssetMark's willful misfeasance, bad faith, gross negligence,  reckless  disregard  of its duties  hereunder  or violation of applicable law; provided, however, that AssetMark Indemnified Persons shall not be indemnified  for any liability or expenses which may be sustained as a result of Research Affiliates' willful misfeasance, bad faith, negligence or reckless disregard of its duties hereunder.

     14. Duration and Termination.

          (a) Duration.  This  Agreement,  unless sooner  terminated as provided herein,  shall for the Funds listed on Exhibit A attached  hereto remain in effect  from the  later  of the date of  execution  or  Board  approval  as required under the 1940 Act (the  "Effective  Date"),  until two years from the Effective  Date,  and  thereafter,  for periods of one year, so long as such continuance thereafter is specifically approved at least annually: (i)
     by the  vote of a  majority  of those  Trustees  of the  Trust  who are not interested  persons  of any  party to this  Agreement,  cast in person at a meeting called for the purpose of voting on such approval;  and (ii) by the
     Trustees  of the  Trust,  or by the vote of a majority  of the  outstanding voting  securities  of each Fund  (except  as such vote may be  unnecessary pursuant  to relief  granted  by an  exemptive  order  from the  SEC).  The foregoing  requirement  that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner  consistent with the 1940 Act and the rules and regulations thereunder.

          (b)  Termination.  This  Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (i) the vote of a majority of  the  Trustees  of  the  Trust  or by  the  vote  of a  majority  of the outstanding  voting  securities  of the Fund,  on not more than  sixty days written notice to AssetMark and Research  Affiliates;  (ii)  AssetMark;  or
     (iii) Research Affiliates, provided such termination is effective as of the time of any renewal and Research  Affiliates provides not less than 30 days written  notice to  AssetMark  and the Trust.  This  Agreement  may also be terminated as to any Fund at any time by any party hereto  immediately upon written  notice  to the  other  parties  in the  event of a  breach  of any material provision to this Agreement by any of the parties.

          This Agreement shall not be assigned and shall terminate automatically in the event of its assignment,  except as provided  otherwise by any rule, exemptive  order  issued  by the  SEC,  or SEC  no-action  letter  provided pursuant  to the  1940  Act,  or  upon  the  termination  of  the  Advisory
     Agreement.

          This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     15.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board of  Trustees,  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such  approval  is  required  by  applicable  law,  and (c) unless otherwise  permitted  pursuant to  exemptive  relief  granted by the SEC or a No
Action position  granted by the SEC or its staff, by a vote of the majority of a
Fund's outstanding securities.

     16. Confidentiality.  Any information or recommendations supplied by either
AssetMark or Research Affiliates, that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as AssetMark may  designate in connection  with the
RAFI(TM)Portfolio.  Nothing  in this  Agreement  shall be  construed  to prevent
Research Affiliates from giving other entities investment advice.

     17. Use of Research Affiliates' Name and Marks.

          (a) Name.  During  the term of this  Agreement,  AssetMark  shall have permission to use Research  Affiliates' name in the marketing of the Funds, and agrees to  furnish  Research  Affiliates  at its  principal  office all
     Prospectuses,  proxy  statements and reports to  shareholders  prepared for distribution  to  shareholders  of the Funds or the public,  which refer to
     Research Affiliates in any way.

          (b) Marks.  During the term of this  Agreement,  AssetMark  shall have permission to use Research Affiliates' marks,  including without limitation the marks set forth on  Appendix  B, in the  marketing  of the Funds.  More specifically,  Research  Affiliates grants to AssetMark the  non-exclusive, non-transferable  license and right to use,  under the common law and under the auspices and privileges  provided by any registrations  during the term of this  Agreement,  Research  Affiliates'  marks  in  connection  with the marketing of the Funds.  Research Affiliates and AssetMark  acknowledge the legal obligation placed upon Research Affiliates to control closely the use of  its  marks  by  AssetMark.  Therefore,  AssetMark  shall  use  Research
     Affiliates'  marks only in  accordance  with the  guidance  and  directions furnished to AssetMark by Research  Affiliates,  or its  representatives or agents,  from time to time,  if any, but always the quality of the services offered in  connection  with the marks  shall be  satisfactory  to Research
     Affiliates  or as specified  by Research  Affiliates.  AssetMark  agrees to furnish  Research  Affiliates  at  its  principal  office  samples  of  all
     literature,   brochures,   signs,  and  advertising  material  prepared  by
     AssetMark using one or more of Research Affiliates' marks.

     18.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

          (a) If to AssetMark:
              AssetMark Investment Services, Inc.
              2300 Contra Costa Blvd., Suite 600
              Pleasant Hill, CA 94523-3967
              Attn: Ronald  D. Cordes

          (b) If to Research Affiliates:
              Janine Nesbit, Principal
              Research Affiliates, LLC
              155 N. Lake Avenue, Suite 900
              Pasadena, CA  91101

     19. Governing Law. This Agreement shall be governed by the internal laws of the State of California, without regard to conflict of law principles; provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     20. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     21. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     22. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Funds for which Research Affiliates provides investment  management services and as are listed on Exhibit A to this Agreement.

     23. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                           ASSETMARK INVESTMENT SERVICES, INC.

                                           By:__________________________________
                                           Name: Ronald D. Cordes
                                           Title: Chairman

                                           RESEARCH AFFILIATES, LLC

                                           By:__________________________________
                                           Name:
                                           Title:

EXHIBIT A

SUBADVISORY AGREEMENT

BETWEEN ASSETMARK INVESTMENT SERVICES, INC.
AND RESEARCH AFFILIATES, LLC

Effective ____________________

AssetMark Fundamental Index(TM) Large Company Growth Fund
AssetMark Fundamental Index(TM) Large Company Value Fund
AssetMark Fundamental Index(TM) Small Company Growth Fund
AssetMark Fundamental Index(TM) Small Company Value Fund
AssetMark Fundamental Index(TM) International Equity Fund

FEE SCHEDULE

 EXHIBIT B

_______________________________________________

FORM ADV

(Please attach)